Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-113954) pertaining to the 2004 Equity Incentive Plan, 2004 Non-Employee Directors’ Stock Option Plan, 2004 Employee Stock Purchase Plan and 2002 Equity Incentive Plan of Anadys Pharmaceuticals, Inc., in the Registration Statement (Form S-8 No. 333-120647) pertaining to the 2004 Equity Incentive Plan, 2004 Non-Employee Directors’ Stock Option Plan and 2004 Employee Stock Purchase Plan of Anadys Pharmaceuticals, Inc., in the Registration Statement (Form S-8 No. 333-129716) pertaining to the 2004 Equity Incentive Plan and 2004 Non-Employee Directors’ Stock Option Plan of Anadys Pharmaceuticals, Inc., in the Registration Statement (Form S-3/A No. 333-124231) of Anadys Pharmaceuticals, Inc. for the registration of its common stock of Anadys Pharmaceuticals, Inc. and in the related Prospectus of our reports dated March 1, 2006, with respect to: (1) the consolidated financial statements of Anadys Pharmaceuticals, Inc., and (2) Anadys Pharmaceuticals, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Anadys Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.
                                   /s/ Ernst & Young LLP
San Diego, California
March 9, 2006